                                                                     EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Allergan, Inc.:

         We consent to incorporation by reference in the registration statements Nos. 33-29528, 33-29527, 33-44770, 33-48908 and 33-66874 on Form S-8
of Allergan, Inc. of our reports dated January 23, 1995, relating to the consolidated balance sheets of Allergan, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1994, and the related schedule, which reports appear in the December 31, 1994 annual report on Form 10-K of Allergan, Inc.

         Our reports refer to a change in accounting principles for the adoption of Statement of Financial Accounting Standards No. 106, "Employer's Accounting for Postretirement Benefits Other than Pensions," and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in 1992 by the Company.



                                                       /S/ KPMG PEAT MARWICK LLP

Costa Mesa, California
March 22, 1995